EXHIBIT 99.1

EGPI/Firecreek, Inc. Announces $2.1 Million Financing For First Quarter Oil & Gas Development Plans

(Financing to provide for Company’s continued growth and structuring expansion in 2008)

SCOTTSDALE, Ariz. -- January 7, 2008. EGPI Firecreek, Inc. (OTCBB: EFCR) and its wholly-owned subsidiary, Firecreek Petroleum, Inc. is pleased to announce that it has completed the sale of its Debentures for $2.1 million dollars to initiate the commencement of its oil and gas development plans for the first quarter 2008.

The financing will aid in the anticipated restructuring of the Company’s operations, proposed acquisitions and corresponding work programs for new and existing oil and gas programs.

As part of the EGPI’s restructuring plan, the Company has approved a provision that will allow for the election of up to 5 new members to the Board of Directors. These individuals will consist of industry and finance professionals, and will give the Company an increased breadth of knowledge and credibility in the Oil and Gas industry.

Additionally, as part of the negotiating for its recently completed financing, the Company has successfully completed a wrap up and closure on all equity line sales through its prior financing arrangements. This wrap up is crucial in the Company’s commitment to bring value to the shareholders by providing better terms in its current financing commitments and by restructuring any prior funding commitments so as to not suffer any potential dilutive effects, in the form of creating stock into the market by drawing from an equity line. The Company is confident that the closing of the equity line will now give the Company and its stock the potential to trade in parody with the Company’s current events and future news releases.

Dennis Alexander, the Company’s Chairman and CEO, stated, “We are extremely excited about the future outlook for EGPI/Firecreek. A tremendous effort has taken place in an effort to initiate our plans for Fiscal 2008 and the Company’s long term future.  We are now aggressively taking steps in an effort to build on the Company’s domestic growth for oil and gas revenues and cash flow.” Mr. Alexander also stated, “We also look forward to introducing the addition of our new Board members and working side by side with capable individuals who will bring knowledge, capacity and competent assistance in the vision, development and implementation of the Company’s current and future business plans.”

EGPI Firecreek, Inc. continues review for potential leases, interests and opportunities which are located throughout the U.S. and its surrounding regions. The Company is working on various financial opportunities for the funding of potential project acquisitions and the respective capital expenditure requirements for each.

About EGPI Firecreek, Inc.

EGPI/Firecreek Inc. through its Firecreek unit is focused on oil production with an emphasis on acquiring existing oil fields with proven reserves, the rehabilitation of potentially high throughput oilfields, resource properties and inventories on an international basis. Other companies in the oil sector include, Pantina Oil and Gas Inc. (POG), Frontier Oil Inc. (FTO) and Cabot Oil & Gas Inc. (COG).

FOR MORE INFORMATION ON EGPI/FIRECREEK, INC. CONTACT:

EGPI/Firecreek Public Relations and Shareholder Information

Joe Vazquez

(754) 204-4549 or email a request at info@egpifirecreek.net

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of EGPI Firecreek, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond EPGI Firecreek Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in EGPI Firecreek, Inc.’s filings with the Securities and Exchange Commission.